Exhibit 10.34

PROMISSORY NOTE

$25,000.00	West Chester, Pennsylvania

January 7, 2021

For value received, the undersigned, Virpax Pharmaceuticals, Inc., a Delaware corporation, (herein called “Maker”), promises to pay to the order of Christopher Chipman (herein, together with its successors and assigns who become holders of this Promissory Note (the “Note”), called “Holder”) at the address set forth on the signature page hereof, or such other place as Holder may designate in writing, the principal sum of $25,000.00 together with simple interest on the unpaid principal amount from time to time owing hereunder, commencing on the above date, at the rate of 1.35% per annum.

Interest and principal payments on this Note shall be payable as follows:

Interest shall accrue on this Note and not be payable until the maturity date described below (or repayment of the Note). All principal and accrued and unpaid interest under this Note shall be payable on January 6, 2022 (the “Maturity Date”), when the entire principal balance and any accrued interest on this Note shall be due and payable. Maker shall pay all of Holder’s costs, expenses, and attorneys’ fees incurred in connection with the collection or enforcement of this Note.

All payments required hereunder shall be calculated on the basis of a 360-day year, divided into twelve 30-day months.

This Note may be prepaid in whole or in part at any time without penalty or bonus.

Both principal and interest shall be paid by Maker in lawful money of the United States of America. This Note has been executed under and shall be construed and enforced in accordance with the laws of the State of New York from time to time in effect, except to the extent that the United States federal laws preempt or otherwise control the laws of the State of New York, including without limitation the extent to which the United States federal law permits Holder to contract for, charge or receive a greater amount of interest than do the laws of the State of New York. This Note is unsecured.

No delay or omission on the part of Holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.

Neither this Note nor any term hereof may be waived, amended, discharged, modified, changed, or terminated orally, nor shall any waiver of any provision hereof be effective except by an instrument in writing signed by Maker and Holder thereof.

Whenever used herein, the words “Maker” and “Holder” shall be deemed to include their respective heirs, personal representatives, successors and assigns.

All notices to be given under this Note shall be deemed served upon receipt by the addressee or, if mailed, upon the expiration of twenty-four (24) hours after deposit in the United States Postal Service, certified mail, postage prepaid, addressed to the address of Maker or Holder as set forth in the books and records of Virpax Pharmaceuticals, Inc.

[REST OF PAGE INTENTIONALLY LEFT BLANK]

Signed on January 7, 2021.

MAKER

/s/ Jeffrey Gudin

Virpax Pharmaceuticals, Inc.

By: Jeffrey Gudin

EVP, Chief Medical Officer

HOLDER

/s/ Christopher Chipman

Christopher Chipman

[Signature page to Unsecured Promissory Note]